                                                                    Exhibit 5.1


                                 SIDLEY & AUSTIN

                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                                  Founded 1866

WASHINGTON, D.C.                                                    DALLAS
______                                                              ______
LONDON                                                              LOS ANGELES
______                                                              ______
SINGAPORE                                                           NEW YORK
______
TOKYO

                                March 22, 1999


One First National Plaza
Chicago, Illinois 60603
Telephone 312 853 7000
Facsimile 312 853 7036


CIS Investments, Inc.
   as a general partner of IDS Managed Futures, L.P.
233 South Wacker Drive
Suite 2300
Chicago, Illinois 60606

IDS Futures Corporation
   as a general partner of IDS Managed Futures, L.P.
IDS Tower 10
Minneapolis, Minnesota 55440


          RE:  IDS MANAGED FUTURES, L.P.
               UNITS OF LIMITED PARTNERSHIP INTEREST (THE "UNITS")

Dear Sir or Madam:

     We refer to Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (the "Registration Statement") filed by IDS Managed Futures, L.P., a Delaware limited partnership (the "Partnership") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of Units of Limited Partnership as set forth on the cover page of the prospectus included therein (Reg. No. 33-86894). Capitalized terms not defined herein have the meanings specified in the Registration Statement.

     We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units pursuant to the prospectus included in the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Act").

     2. CIS Investments, Inc. has taken all corporate action required to be taken by it to

                                                       SIDLEY & AUSTIN CHICAGO

CIS Investments, Inc.
March 22, 1999
Page 2


authorize the issuance and sale of the Units to prospective investors and to authorize the admission to the Partnership of the persons purchasing Units as limited partners of the Partnership.

     3. IDS Futures Corporation has taken all corporate action required to be taken by it to authorize the issuance and sale of the Units to prospective investors and to authorize the admission to the Partnership of the persons purchasing Units as limited partners of the Partnership.

     4. Assuming (i) the due authorization, execution and delivery to the General Partners of a Subscription Agreement and Power of Attorney (the "Subscription Agreement") by each subscriber for Units (the "Subscribers"),
(ii) the due acceptance by the General Partners of each Subscription Agreement and the due acceptance by the General Partners of the admission of each of the Subscribers as a limited partner of the Partnership, (iii) the payment by each Subscriber to the Partnership of the full consideration due for the Units to which such Subscriber has subscribed, (iv) that the books and records of the Partnership set forth all information required by the Partnership's Limited Partnership Agreement and the Act, including all information with respect to all persons and entities to be admitted as limited partners and their contributions to the Partnership, (v) that the Subscribers, as limited partners of the Partnership, do not participate in the control of the business of the Partnership within the meaning of the Act,
(vi) that the Units are offered and sold as described in the prospectus included in the Registration Statement and the Partnership's Limited Partnership Agreement, (vii) that the Subscribers meet all of the applicable suitability standards set forth in the prospectus included in the Registration Statement and that the representations and warranties of the Subscribers in their respective Subscription Agreements are true and correct and (viii) that the Registration Statement shall have become effective under the Securities Act, the Units to be issued to the Subscribers will represent valid and legally issued limited partner interests in the Partnership and, subject to the qualifications set forth below, will be fully paid and nonassessable limited partner interests in the Partnership, as to which the Subscribers, as limited partners of the Partnership, will have no liability in excess of their obligations to make contributions to the Partnership, their obligations to make other payments provided for in the Partnership's Limited Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to the obligation of a limited partner to repay funds distributed to such limited partner by the Partnership in certain circumstances).

     5. There are no provisions in the Partnership's Limited Partnership Agreement the inclusion of which, subject to the terms and conditions set forth therein, would cause the limited partners, as limited partners of the Partnership, to be deemed to be participating in the control of the business of the Partnership within the meaning of the Act.

     In giving this opinion, with respect to paragraph 3, we have relied exclusively on the opinion dated on or about March 22, 1999 of Bruce A. Kohn, Vice President and Group Counsel of American Express Financial Corporation, a copy of which is attached hereto, which is limited to the laws of the State of Minnesota. The balance of this opinion is limited to the Act and the General Corporation Law of the State of Delaware. We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,


                                       SIDLEY & AUSTIN

               [American Express Financial Corporation Letterhead]


Sidley & Austin
One First National Plaza
Chicago, Illinois 60603


Gentlemen:

     This opinion is addressed to you in connection with the filing of Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (Reg. No 33- 86894) filed by IDS Managed Futures, L.P. (the "Registration Statement"), a Delaware limited partnership (the "Partnership") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about March 23, 1999, relating to the registration of Units of Limited Partnership Interest in the Partnership ("Units"). Capitalized terms not defined herein have the meanings specified in the Registration Statement.

     I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Units pursuant to the prospectus included in the Registration Statement and have examined such records, documents and questions of law, and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     For purposes of rendering this opinion, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to originals of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies.

     Based on the foregoing, I am of the opinion that:

     1. IDS Futures Corporation is a corporation duly organized and validly existing under the laws of the State of Minnesota.

     2. IDS Futures Corporation has full corporate power and authority to conduct its business as described in the Registration Statement and prospectus which constitutes a part thereof.

     3. IDS Futures Corporation has taken all corporate action required to be taken by it to authorize the issuance and sale of the Units to prospective investors and to authorize the admission to the Partnership of the persons purchasing Units as limited partners of the Partnership.

     I understand that you will rely as to matters of Minnesota law upon this opinion in connection with an opinion to be submitted by you to the Partnership and filed by it with the SEC as an exhibit to the Registration Statement in connection with the filing of the Registration Statement under the Securities Act of 1993, as amended. In connection with such opinion, I hereby consent to your relying as to matters of Minnesota law upon this opinion. This opinion is rendered solely for your benefit in connection with the foregoing. I hereby consent to the use of this opinion as an exhibit to the Registration Statement. Except as stated above, without my prior consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                Very truly yours,



                               /s/ Bruce A. Kohn
                               Vice President and Group Counsel